Exhibit No. 2


                             AMENDMENT NO. 1 TO
                          STOCK PURCHASE AGREEMENT

         Reference is made to that certain Stock Purchase Agreement, dated as of February 11, 2000 (the "Agreement"), by and among Odwalla, Inc., a California corporation (the "Company"), and U.S. Equity Partners, L.P., a Delaware limited partnership, and Catterton-Simon Partners, L.P., a Delaware limited partnership (each, an "Investor" and collectively, the "Investors").

                                  RECITAL

         A. Pursuant to the terms and conditions of the Agreement, the Company has agreed to issue to the Investors, and the Investors have collectively agreed to purchase from the Company, nine hundred sixty thousand seven hundred sixty nine (960,769) shares of the Common Stock of the Company.

         B. Pursuant to Section 9.8 of the Agreement, the Agreement may only be amended with the consent of the Company and the Investors, and it is the intent of the Company and the Investors to amend the Agreement as set forth in this Amendment No. 1.

                                 AGREEMENT

         The Company and the Investors, intending to be legally bound, hereby amend the Agreement as follows:


1.   SECTION 2.2  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE INVESTORS.

         Section 2.2(g) of the Agreement shall be amended and restated in its entirety to read as follows:

                  all of the material terms and conditions contained in the Merger Agreement as of the date of this Agreement shall have been complied with or satisfied, as the case may be, by the applicable party thereto; except, with the consent of each Investor, as the case may be (such consent not to be unreasonably withheld), to the extent (i) any change in the material terms and conditions contained in the Merger Agreement as of the date of this Agreement benefit the Company, or (ii) the waiver or non-satisfaction of a condition contained in the Merger Agreement is for the benefit of the Company.


2.   SECTION 9.2  FEES AND EXPENSES.

         Section 9.2 of the Agreement shall be amended and restated in its entirety to read as follows:

                  The Company shall bear and pay the reasonable costs and expenses with respect to the negotiation, execution and delivery of this Agreement and in connection with the Transactions.


3.   SECTION 9.9  NOTICES.

         Section 9.9 of the Agreement shall be amended to include the following:

         if to BancBoston Investments, Inc.:

              BancBoston Investments Inc.
              175 Federal Street, 10th Floor
              Boston, Massachusetts 02110
              Attention:  Mark H. DeBlois
              Telecopier: (617) 434-1153

              with a copy to:

              Bingham Dana LLP
              150 Federal Street
              Boston, Massachusetts 02110
              Attention: Robert M. Wolf, Esq.
              Telecopier: (617) 951-8736





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4.   SCHEDULE 1   SCHEDULE OF INVESTORS

         Schedule 1 shall be amended and restated in its entirety to read as follows:


     INVESTOR                                  NUMBER OF SHARES OF STOCK                PURCHASE PRICE


     U.S. Equity Partners, L.P.                   601,667                                $3,757,410

     U.S. Equity Partners (Offshore),             162,945                                $1,017,590
     L.P.

     Catterton Simon Partners, L.P.               160,128                                $1,000,000

     BancBoston Investments, Inc.                 36,029                                 $225,000

     TOTAL:                                       960,769                                $6,000,000


5.   GENERAL.

         By executing this Amendment No. 1, each of U.S. Equity Partners
(Offshore), L.P., a Cayman Islands limited partnership, and BancBoston
Investments, Inc., a Massachusetts corporation, agree to become a party to and be bound by the terms of the Agreement, as amended by this Amendment
No. 1.

         The terms of this Amendment No. 1 shall prevail over any conflicting provisions of the Agreement, but both instruments shall otherwise be constituted and interpreted as a single integrated agreement.
The Agreement remains in full force and effect, in accordance with its terms as amended hereby.

         This Amendment No. 1 may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


         IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT NO. 1 as of April 25, 2000.


COMPANY:                          ODWALLA, INC.,
                                  a California corporation

                                  By: /s/ D. Stephen C. Williams
                                      ----------------------------------------
                                      Name:  D. Stephen C. Williamson
                                      Title: Chief Executive Officer


INVESTOR:                         U.S. EQUITY PARTNERS, L.P.,
                                  a Delaware limited partnership

                                  By: /s/  Ellis B. Jones
                                      ---------------------------------------
                                      Name:  Ellis B. Jones
                                      Title: Managing Director


INVESTOR:                         U.S. EQUITY PARTNERS (OFFSHORE), L.P.,
                                  a Cayman Islands limited partnership

                                  By: /s/  Ellis B. Jones
                                      ---------------------------------------
                                      Name:  Ellis B. Jones
                                      Title: Managing Director


INVESTOR:                         CATTERTON-SIMON PARTNERS III, L.P.,
                                  a Delaware limited partnership

                                  By: /s/  Craig Sakin
                                      ---------------------------------------
                                      Name:  Craig Sakin
                                      Title: Authorized Person


INVESTOR                          BANCBOSTON INVESTMENTS, INC.,
                                  a Massachusetts corporation

                                  By: /s/  R. L. Clark, Jr.
                                      ---------------------------------------
                                      Name:  R. L. Clark, Jr.
                                      Title: Director







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